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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of our report dated February 20, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of The Manufacturers Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP


Baltimore, Maryland
February 28, 2002